UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2025

Aeva Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39204	84-3080757
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Ellis Street
Mountain View, California		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 481-7070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AEVA	The Nasdaq Stock Market LLC
Warrants to purchase common stock	AEVAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On March 27, 2025, upon the recommendation from Aeva Technologies, Inc. (the “Company”) Nominating and Corporate Governance Committee, the board of directors of the Company (the “Board”) appointed Katherine Motlagh as a Class I director.

Ms. Motlagh has extensive financial, investment and telecommunications industry experience, having served as Chief Financial Officer ("CFO") of CyrusOne LLC (a global data center developer) and CFO of the Europe, Africa and Latin America regions at American Tower Corporation. Ms. Motlagh, in her early career, held divisional CFO roles as well as a variety of finance and accounting leadership roles at Ericsson, Inc., Nokia, Inc., and Nextel Communications, Inc. Ms. Motlagh presently serves on the board of directors of Crown Castle Inc, a Public REIT and provider of shared communication infrastructure, and on the Board of EVgo Inc., a public company owner and operator of public network of fast charging stations for EVs, where she is currently Chair of the audit committee.

The Board has determined that Ms. Motlagh is an independent director under the listing standards of The Nasdaq Stock Market. Ms. Motlagh was also named to serve on the Audit Committee of the Board.

As a non-employee director, Ms. Motlagh will be compensated for her service on the Board in accordance with the Company’s director compensation arrangements applicable to the Company’s non-employee directors, as more fully described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on April 29, 2024. In accordance with those arrangements, Ms. Motlagh will receive a retainer of $50,000 per year for her service on the Board and an additional $10,000 cash retainer for her service on each committee of the Board. In addition, Ms. Motlagh will receive $150,000 annual restricted stock unit grant in connection with the annual meeting of stockholders, which will vest on the first anniversary of the grant date (subject to continued service) or upon a change of control of the Company.

There is no other arrangement or understanding between Ms. Motlagh and any other person pursuant to which Ms. Motlagh was selected as a member of the Board. In addition, there are no transactions in which Ms. Motlagh has an interest that are required to be disclosed under Item 404(a) of SEC Regulation S-K.

Departure of Director

Separately, on March 27, 2025, Erin L. Polek notified the Board of her decision to resign from the Board and all committees thereof, effective March 31, 2025. Ms. Polek’s decision to resign from the Board is due to personal reasons and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company thanks Ms. Polek for her Board service.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on March 27, 2025, announcing the appointment of Katherine Motlagh to the Board. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated March 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aeva Technologies, Inc.

Date:	March 27, 2025	By:	/s/ Saurabh Sinha
Saurabh Sinha Chief Financial Officer